Exhibit 99.1

California Pizza Kitchen Reports Preliminary First Quarter 2009 Results; Raises EPS Guidance to $0.09-$0.10

LOS ANGELES--(BUSINESS WIRE)--April 8, 2009--California Pizza Kitchen, Inc. (Nasdaq:CPKI) announced today that revenues decreased 2.2% to $161.1 million for the first quarter ended March 29, 2009 versus $164.7 million in the first quarter of 2008. Comparable restaurant sales decreased approximately 5.9% compared to a 0.4% increase in the first quarter a year ago.

During its February 12, 2009 conference call, the Company forecasted comparable restaurant sales of negative 5.5% to negative 6.5% and first quarter earnings in the range of $0.03 to $0.05 per diluted share. Based on first quarter revenues, comparable restaurant sales results and cost saving initiatives, management is increasing its earnings guidance range to $0.09 to $0.10 per diluted share.

Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, “The enduring strength of our culture, menu innovation and outstanding customer service are more important than ever during these difficult times. These core drivers, combined with our rapid implementation of cost saving initiatives, bolstered our first quarter results which exceeded expectations.”

During the first quarter, the Company added one full service restaurant in Wellesley, Massachusetts. In addition, the Company's franchise partners opened full service restaurants in Dubai, United Arab Emirates, and Lomas Verdes, a residential suburb of Mexico City, Mexico.

The Company intends to release its first quarter earnings on May 7, 2009 at approximately 4:00 pm ET with a conference call to follow on the same day at approximately 4:30 pm ET. A webcast of the conference call will be accessible at www.cpk.com.

California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. The average guest check is approximately $14.30. As of April 8, 2009 the company operates, licenses or franchises 252 locations, of which 205 are company-owned and 47 operate under franchise or license agreements. The Company also has a licensing agreement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.

Information about California Pizza Kitchen, Inc. can be found on the Company’s website at www.cpk.com.

This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate," “guidance” and similar words.

Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our exposure to the California market and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
California Pizza Kitchen, Inc.
media, Sarah Grover
investors, Sue Collyns
310-342-5000